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                                                                   Exhibit 10.12


               NONQUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            FOR CERTAIN EMPLOYEES OF

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                as amended and restated effective January 1, 1989

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                 ARTICLE I. PURPOSE: AMENDMENT AND RESTATEMENT

         1.1 Purpose. The Employer adopted effective January 1, 1989 this Nonqualified Supplemental Executive Retirement Plan (the "Supplemental Plan") solely for the purpose of providing retirement benefits for certain current and former Employees which are not provided under the Employee Pension Plan (the "Employee Pension Plan") by reason of either (a) its exclusion from the definition of Earnings of incentive compensation paid or deferred under the Management Incentive Plan, Investment Incentive Plan, Common Stock Incentive Plan, or Bond Portfolio Managers Incentive Plan, or (b) the limitation on Earnings that may be taken into account under the Employee Pension Plan as set forth in Section 401(a)(17) of the Internal Revenue Code.

         1.2 Amendment and Restatement. The Employer hereby amends and restates the Supplemental Plan in its entirety, effective January 1, 1989.

                            ARTICLE II. DEFINITIONS

         2.1 "Administrator" shall mean the same person or persons serving as the Plan Administrator for the Employee Pension Plan.

         2.2 "Beneficiary" shall mean the Beneficiary designated under the Employee Pension Plan, except that the Participant may designate a Beneficiary hereunder by delivering to the Administrator a written designation of Beneficiary specifically made with respect to this Supplemental Plan.

         2.3 "Benefit Plans Committee" shall mean the named fiduciary of the Employee Pension Plan appointed by the Employer as provided in the Employee Pension Plan.

         2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.5 "Effective Date" shall mean January 1, 1989.

         2.6 "Employee Pension Plan" shall mean the Employee Pension Plan, a defined benefit pension plan maintained by the Employer, as it may be amended from time to time.

         2.7 "Excess Benefit Plan" shall mean the Excess Benefit Plan, a plan maintained by the Employer for the purpose of providing benefits for certain Employees in excess of the limitations imposed by Section 415 of the Internal Revenue Code.

         2.8 "Incentive Compensation" shall mean compensation payable under the Management Incentive Plan, Investment Incentive Plan, Common Stock Incentive Plan, or Bond Portfolio Managers Incentive Plan maintained by the Employer. Incentive

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Compensation shall be deemed Earnings with respect to the performance year on which the Incentive Compensation is based, regardless of when such Incentive Compensation is paid and regardless of whether such Incentive Compensation is deferred under deferred compensation arrangements applicable to said plans.

         2.9 "Supplemental Plan" shall mean this Nonqualified Supplemental Executive Retirement Plan.

         Unless the context otherwise indicates, words and phrases capitalized and not otherwise defined herein are terms defined in the Employee Pension Plan and have the same meaning ascribed to them under the Employee Pension Plan.

                            ARTICLE III. ELIGIBILITY

         3.1 A Participant whose retirement benefits under the Employee Pension Plan are limited by reason of the exclusion of Incentive Compensation from the definition of Earnings or the limitation on Earnings set forth in Section 401(a)(17) of the Code shall be eligible for benefits under this Supplemental Plan. Notwithstanding the foregoing to the contrary, Former Home Life Employees shall not be eligible to participate in this Supplemental Plan until January 1, 1993, except for certain Former Home Life Employees to whom a Plant Closing Benefit is payable pursuant to 4.4 of this Supplemental Plan.

                              ARTICLE IV. BENEFITS

         4.1 The amount of monthly benefit provided under this Supplemental Plan shall be the excess of (a) over (b) where:

                  (a) is the amount of monthly benefit that would have been provided under the Employee Pension Plan if the exclusion of Incentive Compensation from the definition of Earnings and the limitation on Earnings set forth in Section 401(a)(17) of the Code did not apply; and

                  (b) is the amount of monthly benefit payable under the Employee Pension Plan.

         4.2 Notwithstanding 4.1 to the contrary, the amount of monthly benefit payable to a Participant under this Supplemental Plan shall be reduced to the extent that the aggregate monthly benefit payable to the Participant under the Employee Pension Plan, the Excess Benefit Plan and this Supplemental Plan exceeds the amount of monthly benefit that would have been provided under the Employee Pension Plan if the exclusion of Incentive Compensation from the definition of Earnings, the limitation on Earnings set forth in Section 401(a)(17) of the Code and the limitations imposed by Section 415 of the Code did not apply.


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         4.3 To the extent that 4.1 requires the determination of the amount of monthly benefit payable under the Employee Pension Plan, only the benefit payable with respect to Service credited on and after January 1, 1993 shall be taken into account for purposes of calculating the benefit payable under this Supplemental Plan to a Former Home Life Employee.

         4.4 In addition to the benefit payable pursuant to 4.1 and notwithstanding the provisions of 4.3 to the contrary, this Supplemental Plan shall also pay to each Employee Pension Plan 2 Participant identified in Section 2.05(g) of the Employee Pension Plan as not being a Plant Closing Eligible Employee, the Plant Closing Benefit that would have been payable to such Employee Pension Plan Participant under Section 3.8 of the Employee Pension Plan had such Employee Pension Plan Participant not been excluded from the definition of Plant Closing Eligible Employee.

         4.5 For purposes of 4.1 above, Incentive Compensation shall be deemed Earnings with respect to the performance year on which the Incentive Compensation is based, regardless of when such Incentive Compensation is paid and regardless of whether such Incentive Compensation is deferred under deferred compensation arrangements.

         4.6 The payment of benefits to which a Participant or Beneficiary shall be entitled under this Supplemental Plan shall be made in the same form and manner and at the same time as is applicable or elected under the Employee Pension Plan.

         4.7 Benefits payable under this Supplemental Plan are subject to cost of living adjustments as described in the Employee Pension Plan.

         4.8 The provisions of the Employee Pension Plan concerning suspension of benefits upon re-employment are applicable to the benefits payable under this Supplemental Plan.

         4.9 Any benefit payable under the Employee Pension Plan shall be solely in accordance with the terms and provisions thereof, and nothing in this Supplemental Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Employee Pension Plan.

         4.10 Nothing contained in this Supplemental Plan is intended to give or shall give any spouse or former spouse of a Participant or any other person any right to benefits under the Plan by virtue of Code Sections 401(a)(11) and 417 (relating to qualified preretirement survivor annuities and qualified joint and survivor annuities) or Code Sections 401(a)(13)(B) and 414(p) (relating to qualified domestic relations orders).


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                               ARTICLE V. VESTING

         5.1 No Participant under this Supplemental Plan shall have a vested (non-forfeitable) interest under this Supplemental Plan until he or she is retired under the Employee Pension Plan, except for the Employee Pension Plan Participants to whom a Plant Closing Benefit is payable under Section 4.4 who shall be vested in said Plant Closing Benefit.

         5.2 No Spouse or Beneficiary of such Participant shall have a vested (non-forfeitable) interest under this Supplemental Plan until such Spouse or Beneficiary becomes eligible for benefits under the Employee Pension Plan.

                        ARTICLE VI. CLAIMS FOR BENEFITS

         6.1 The Administrator shall grant or deny any application for benefits under this Supplemental Plan after a fair and impartial review of the facts. The Administrator is authorized to request such information as it deems necessary to ascertain the validity of any application. The Administrator must notify the applicant in writing of the action taken regarding such application for benefits within 90 days following the receipt of such application. If a claim presents special circumstances, the Administrator may take longer than 90 days, but in no event longer than 180 days. If such an extension of time is required, written notice of the extension will be given to the applicant prior to the termination of the initial 90-day period indicating the special circumstances requiring the extension of time and the date by which the Administrator expects to reach a decision. In the event of a denial of benefits, the Administrator shall give written notice to the applicant which shall include the reasons for the denial, references to the provisions of this Supplemental Plan on which the denial is based, a description of any additional material or information which might be required and an explanation of why such material or information is necessary, and an explanation of the review procedures. The applicant may request such a review by filing a written request for review within 60 days following receipt of the denial. The applicant may, in connection with such review, review documents pertinent to the applicant's claim and submit issues and comments in writing to the Administrator. The applicant shall receive a full and fair review of the denied claim. The decision on review shall be made by the Administrator within 60 days following the receipt of the request for review or, if special circumstances so require, within 120 days following the receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension will be given to the applicant before commencement of the extension. Decisions shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the applicant, as well as specific references to the pertinent provisions of the Supplemental Plan on which the decision is based.


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         6.2 Any payment to any Participant, or to such Participant's legal representative or Beneficiary, in accordance with the provisions of this Supplemental Plan, shall be in full satisfaction of all claims hereunder against the Employer. The Administrator may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine. If the Administrator shall receive evidence satisfactory to the Administrator that any payee under this Supplemental Plan is a minor, or is legally, physically, or mentally incompetent to receive and to give valid release for any payment due him or her under this Supplemental Plan, any such payment, or any part thereof, may, unless claim therefor shall have been made to the Administrator by a duly appointed executor, administrator, guardian, committee, or other legal representative of such payee, be paid by the Administrator to such payee's spouse, child, parent or other blood relative, or to any person, persons or institutions deemed by the Administrator to have incurred expense for or on behalf of such payee, and any payment so made shall, to the extent thereof, be in fall settlement of all liability in respect of such payee. If a dispute arises as to the proper recipient of any payments, the Administrator in its sole discretion may withhold or cause to be withheld such payments until the dispute shall have been determined by a court of competent jurisdiction or shall have been settled by the parties concerned.

         6.3 If any benefits payable under this Supplemental Plan to a Participant, or to such Participant's legal representative or Beneficiary, cannot be paid by reason that such person cannot be located for three (3) years after reasonable efforts have been made to locate such person, the Administrator may declare such benefits forfeited and return such benefits to the Employer; provided, however, that in the event such Participant, or such Participant's legal representative or Beneficiary, is subsequently located or files a claim for benefits, such amount plus interest shall be reinstated to the Participant's account for the benefit of such Participant, or such Participant's legal representative or Beneficiary, as the case may be.

                     ARTICLE VII. AMENDMENT AND TERMINATION

         7.1 The Benefit Plans Committee shall have the right to amend this Supplemental Plan at any time and from time to time, including a retroactive amendment, by resolution adopted by it at a meeting duly called or by unanimous written consent in accordance with the Employer's Articles of Incorporation, Bylaws and applicable law. Any such amendment shall become effective upon the date stated therein, and shall be binding on all Participants and Beneficiaries, except as otherwise provided in such amendment; provided, however that said amendment shall not adversely affect benefits payable to a Participant or Beneficiary where the cause giving rise to such benefit (e.g., retirement) has already occurred.


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         7.2 The Employer has established this Supplemental Plan with the bona fide intention and expectation that from year to year it will deem it advisable to continue it in effect. However, the Employer, in its sole discretion, reserves the right to terminate the Supplemental Plan in its entirety at any time without the consent of any Participant; provided, however, that in such event, benefits shall not be affected where the cause giving rise to such benefit (e.g. retirement) has already occurred. All other benefits accrued hereunder shall immediately be forfeited. Any such termination shall be accomplished by resolution of the Benefit Plans Committee adopted at a meeting duly called or by unanimous written consent in accordance with the Employer's Articles of Incorporation, Bylaws and applicable law.

                    ARTICLE VIII. SOURCE OF BENEFIT PAYMENTS

         8.1 This Supplemental Plan is an unfunded plan for a select group of managers or highly compensated Employees. All benefits hereunder will be paid from the general unrestricted assets of the Employer. To the extent that any person acquires a right to payment under this Supplemental Plan, such right shall be no greater than that of any unsecured general creditor of the Employer.

                              ARTICLE IX. GENERAL

         9.1 To the extent permitted by law, the right of any Participant or Beneficiary to any benefit or payment hereunder shall not be subject in any manner to attachment or other legal process, and no such benefit or payment shall be subject to anticipation, alienation, sale, transfer, assignment, or encumbrance.

         9.2 The Administrator shall have full and exclusive authority to determine all questions, both interpretive and factual, arising under the Supplemental Plan, including without limitation, Questions relating to eligibility to participate in and receive benefits under the Supplemental Plan.

         9.3 This Supplemental Plan shall be governed by and construed in accordance with the laws of the State of Connecticut other than and without reference to any provisions of such laws Regarding choice of laws or conflict of laws, to the extent such laws are not pre-empted by the Employee Retirement Income Security Act of 1974, as amended.

         9.4 The establishment of this Supplemental Plan shall not be construed as giving to any Participant, Employee or any person whomsoever, any legal, equitable or other rights against the Employer, or its officers, directors, agents or shareholders, or as giving to any Participant or Beneficiary any interest in the assets or business of the Employer or giving any Employee the right to be retained in the employment of the


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Employer. All Employees and Participants shall be subject to discharge to the same extent they would have been if this Supplemental Plan had never been adopted.

         IN WITNESS WHEREOF, the Employer has caused this Supplemental Plan to be signed by its duly appointed officer this 21st day of December, 1994.


                                      Phoenix Home Life Mutual Insurance
                                      Company


                                          By: /s/ Robert W. Fiondella
                                          __________________________________
                                          Robert W. Fiondella
                                          Its President and Chief Executive
                                          Officer


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